PROMISSORY NOTE



$500,000                                                     September 18, 1997





     FOR VALUE RECEIVED, AMNEX, INC., a New York corporation ("AMNEX"), AMERICAN NETWORK EXCHANGE, INC., a Delaware corporation and wholly-owned subsidiary of AMNEX ("ANEI"), and CRESCENT PUBLIC COMMUNICATIONS INC., a New York corporation and wholly-owned subsidiary of AMNEX ("CRESCENT", and collectively with AMNEX and ANEI, the "Borrower"), hereby jointly and severally promise to pay to the order of ROTTERDAM VENTURES, INC., a New York corporation ("Lender"), on the first anniversary (the "Maturity Date") of the date of this Promissory Note ("Note"), at its principal office at Rotterdam Industrial Park, Building 6, Schenectady, New York 12306, the principal sum of Five Hundred Thousand Dollars ($500,000), together with all accrued unpaid interest thereon and all other sums remaining due and owing hereunder and under the Security Agreement (as hereinafter defined). Interest shall accrue and be payable in arrears, on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof until payment in full hereof at the rates hereinafter provided, such interest to be payable as hereinafter provided. Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days and shall be at a rate (whether before or after maturity, except as hereinafter provided) of ten percent (10%) per annum. Prior to the Maturity Date, interest shall be payable monthly in arrears on the first day of each calendar month commencing November 1, 1997 and continuing on the same day of each successive month, and on the Maturity Date.


Methods of Payment. Payments of both principal and interest as required hereunder shall be made in lawful money of the United States of America in immediately available funds (or, with respect to interest only, by company check) at the office of Lender set forth above. If any payment of principal or interest shall become due on a Saturday, Sunday, or on any other day on which banking institutions

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are  authorized or obligated by law to close,  such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.


Prepayment. This Note may be prepaid in whole or in part, at any time, without premium or penalty. Any payments received on this Note shall be applied first to any unpaid fees or other sums due and owing hereunder and/or under the Security Agreement, next to accrued but unpaid interest, and then to the principal amount outstanding.


Security. Payment of the principal amount of, and accrued interest on, this Note is secured by, a security interest in certain assets of Crescent granted pursuant to a certain Security Agreement of even date herewith by and between Crescent and the Lender (the "Security Agreement"). This Note is being executed in conjunction with, and is entitled to the benefits of, the Security Agreement.


Remedies After Default. Upon the occurrence of an Event of Default (as such term is defined in the Security Agreement), the entire unpaid principal balance hereof, together with accrued unpaid interest thereon and all other sums remaining due and owing hereunder and under the Security Agreement shall at the option of Lender and without further notice or demand to the Borrower, become immediately due and payable and Lender may forthwith exercise any and all remedies available to Lender at law and in equity as well as those remedies set forth in the Security Agreement and this Note, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof, and no failure on the part of Lender to exercise any of Lender's rights hereunder shall be deemed a waiver of any such rights. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if the entire amount of any required principal and/or interest payment is not paid in full within ten (10) days after the same is due, Borrower shall pay to Lender a late fee equal to five percent (5%) of the required payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have, and is in addition to any reasonable attorney fees and other sums payable hereunder or under the Security Agreement or permitted by law. Irrespective of the exercise or nonexercise of any of the aforesaid rights, after the occurrence of an Event of Default and acceleration of the principal balance hereof, at the option of the Lender, Borrower will pay, on demand, interest on the principal balance of this Note then outstanding at the rate (the "Default Rate") of fifteen percent (15%) per annum, in lieu of ten percent (10%) per annum.


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Notices.  Any and all notices or other  communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be in writing and shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage pre-paid, overnight mail or courier or telecopier (receipt confirmed) as follows:



     If to Lender at:
     Rotterdam Ventures, Inc.
     Building 6, East Road
     Schenectady, New York 12306
     Attention: David M. Buicko, Chief Operating Officer
     Telecopier Number: (518) 356-5334


         and

     Steven K. Porter, Esq.
     Rotterdam Industrial Park, Building 6
     Schenectady, New York 12306
     Telecopier Number (518) 357-2534

     if to the Borrower at:

     6 Nevada Drive, Building C
     Lake Success, New York 11042
     Attention: Chief Executive Officer or President
     Telecopier Number: (516) 326-7987






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     With copies to:

     Richard Stoun and
     Amy S. Gross, Esq.
     American Network Exchange, Inc.
     100 West Lucerne Circle
     Suites 500 and 401
     Orlando, FL 32801
     Telecopier Numbers: (407) 425-3265
                         (407)  481-2560

Waivers. Borrower hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, and all other notices or demands otherwise required by law that Borrower may lawfully waive. The Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Borrower. No unilateral consent or waiver by Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Lender.


Governing Law. The rights and obligations of Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in said State.


Consent to Jurisdiction: Jury Trial Waiver. Borrower hereby submits to the jurisdiction of the courts of the State of New York located in the City of Schenectady and the United States District Court for the Northern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Borrower's obligations under or with respect to this Note, and expressly waives any and all obligations it may have as to venue in any of such courts. BORROWER AND LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY

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ACTION,  PROCEEDING OR COUNTERCLAIM  ARISING OUT OF OR IN ANY WAY CONNECTED WITH
THIS NOTE, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN). No party to this Note, including but not limited to any assignee of or successor to Borrower or Lender, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Note or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY BORROWER AND LENDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


Savings Clause. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. Any interest received by Lender which would exceed the maximum permissible under applicable law shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.


Attorneys' Fees. If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, Borrower will pay (on demand) all reasonable costs and expenses of collection incurred, including reasonable attorneys' fees.


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Continued  Liability.  Borrower shall remain primarily liable on this Note until full payment, unaffected by any agreement or transaction between Lender and any subsequent Borrower as to payment of principal, interest or other moneys, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Borrower.

Section Headings. Any section headings in this Note are included herein for convenience of reference only and shall not constitute apart of this Note for any other purpose.


     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.



                                  Borrower:

                                  AMNEX, INC.

                                  By: ____________________________
                                  Name:  Peter Izzo
                                  Title: President

                                  AMERICAN NETWORK EXCHANGE, INC.

                                  By: ________________________________
                                  Name:  Peter Izzo
                                  Title: Chief Executive Officer

                                  CRESCENT PUBLIC COMMUNICATIONS INC.

                                  By: __________________________________
                                  Name:  Peter Izzo
                                  Title: President and Chief Executive Officer



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